Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 17, 2014 relating to the consolidated financial statements of BSK Del Partner, L.P. as of and for the year ended December 31, 2013, appearing in the Current Report on Form 8-K/A of Strategic Hotels & Resorts, Inc., dated August 15, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

February 24, 2015